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                                                                  EXHIBIT 10.23

                                    AMENDMENT

      THIS AMENDMENT, dated as of January 3, 2001 and effective as of December 13, 2000 (the "Amendment") is entered into between TOLLGRADE COMMUNICATIONS, INC. ("Tollgrade") and CHRISTIAN L. ALLISON (the "Executive").

                             AMENDMENT TO AGREEMENT

WHEREAS, Tollgrade and the Executive entered into an Agreement dated as of the 13th day of December, 1995, as amended by those certain amendments dated January 14, 1997, January 8, 1998, December 30, 1998 and January 18, 2000, governing the employment of Executive and certain benefits to be received by Executive in the event his employment is terminated (collectively, the "Agreement"); and

WHEREAS, Tollgrade and the Executive desire to amend the Agreement upon the terms and conditions stated in this Amendment.

NOW, THEREFORE, in consideration of the promises and the faithful performance of the mutual covenants herein contained, and intending to be legally bound hereby, Tollgrade and the Executive agree as follows:

1. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement.

2. The Agreement shall be amended such that the Executive's base salary, as specified in Section 2(b) of the Agreement, shall be increased to $315,000 per annum, plus the cost of the Executive's annual long term disability premium.

3. Except as modified by this Amendment, the provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.


TOLLGRADE COMMUNICATIONS, INC.


By:     /s/ Sara Antol                              /s/ Christian L. Allison
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Title:  Secretary & General Counsel
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